Calculation of Filing Fee Tables
S-1
TEN Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common Stock, par value $0.0001	457(a)	5,000,000	$ 1.25	$ 6,250,000.00		$ 863.13
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 6,250,000.00		$ 863.13
			Total Fees Previously Paid:						$ 863.13
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). A registration fee of $1,557.77 was previously paid by TEN Holdings, Inc. (the "Registrant") in connection with the filing of this Registration Statement on Form S-1 (the "Registration Statement") on April 6, 2026 and Amendment No. 1 to the Registration Statement on May 29, 2026, which provided for the registration 8,000,000 shares of common stock, $0.0001 par value per share, of the Registrant ("Common Stock") to be sold at a proposed maximum offering price of $1.41 per share. The number of shares of Common Stock being registered pursuant to the Registration Statement has been decreased to 5,000,000 shares and the proposed maximum offering price has decreased to $1.25 per share. Since the maximum aggregate offering price has decreased, the Registrant does not owe additional registration fees.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date